                                                                   EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT


               This Employment Agreement ("Agreement") is entered into at Lake Forest, California, effective as of April 1,1998, between the L. L. Knickerbocker Co., Inc., a California corporation ("Employer") and Robert L. West, Jr. ("Employee"), with reference to the following:

                         a. Employee has valuable experience and unique skills
                    in the business currently conducted by Employer.

                         b. Employer desires to retain the exclusive services of
                    Employee and Employee desires to be employed by Employer for the term of this Agreement.

               In consideration of the foregoing and the commitments made herein, Employer and Employee agree as follows:

               1. Employment. During the term of this Agreement, Employee shall be employed by Employer and shall render such services to, and perform such duties on behalf of , Employer and shall exercise such authority as the Board of Directors of Employer shall from time to time provide. The nature and scope of Employee's responsibilities and duties shall generally be consistent with in character with those performed by persons holding the position of Chief Operating Officer of similarly sized companies in similar industries in the United States of America. Employee agrees to apply his best skill, efforts and knowledge and to devote such time, energies and attention to the business of Employer as shall be necessary to perform his responsibilities and duties hereunder.

               2. Salary. Employee shall begin this employment under this Agreement at a base salary of $160,000 per year (the "Base Salary") Such amount shall be paid periodically in accordance with the normal payroll procedures of Employer in effect from time to time during the term of this Agreement. The Base Salary provided above shall be adjusted incrementally on January 1 in the years 1999, 2000, 2001 and 2002 to reflect any increase in the cost of living. The positive adjustment shall be in the same proportion as the proportional differences between the Consumer Price Index for Urban Wage Earners and Clerical Workers, all items (Los Angeles - Long Beach - Anaheim statistical area) published by the United States Department of Labor, Bureau of Labor Statistics (the "CPI") in effect on January 1, 1999, and on each of the adjustment dates, respectively, when compared to the base index in effect on January 1, 1998 for the initial adjustment, and for each subsequent adjustment, the index in effect on January 1 of such year shall be compared to the index in effect on January 1 of the previous year. Under no circumstances will there be a negative adjustment to the Employee's Base Salary as a result of cost of living changes. Should said Bureau discontinue the publication of the CPI, publish the same less frequently, or alter the same in some other manner, then Employer may adopt a substitute procedure which reasonably reflects and monitors consumer prices.

               3. Management Bonus. In addition to the Base Salary, Employee shall be entitled to participate in the current Management Bonus Plan in effect from time as determined by the Board of Directors of Employer and the Compensation Committee as appointed by the Board. The Bonus payable to Employee, if any, shall be paid out of a Management Bonus Fund equal to 10% of the profits before taxes of Employer based upon the audited financial statements of Employer. The Compensation Committee shall make recommendations to the Board of Directors for the payment to Employee of such sums out of the Management Bonus Fund as the Board shall, in its sole discretion, determine or approve, and such sums will be payable to Employee, in cash, for each fiscal year during the term of this Agreement, including fiscal years 1998, 1999, 2000, 2001 and 2002; as well as any fiscal years falling within any extension of this Agreement.

In order to determine the amount of the Management Bonus Fund, a calculation will be made from the audited fiscal year end financial statements within 45 days of the availability of such audited statements. If, upon such calculation, it is determined that sufficient funds exist for the payment of bonus amounts under the Management Bonus Plan, the Board of Directors shall determine such amounts as shall be paid to all participants under the Management Bonus Plan, and such amounts shall be paid within 60 days of the availability the audited fiscal year end financial statements.

               4. Stock Options. In addition to the Salary and Management Fee provided for hereunder, Employee shall be entitled to receive 250,000 Stock Options for the purchase of shares of the Common Stock of Employer, vesting 50,000 per year during the term of this Agreement, ad such additional options or other compensation as determined by the Board of Directors of Employer and the Compensation Committee as appointed by the Board. The Stock Options will be provided pursuant to the terms of a separate qualified stock option plan adopted by Employer.

               5. Benefits. Employee shall be entitled to participate in all medical, dental, state disability insurance, and related welfare benefit plans as well as any qualified profit sharing and other qualified employee benefit plans generally applicable to employees of Employer, subject in each case to all applicable provisions of the plans.

               6. Additional Benefits and Perquisites. Employee shall be entitled to 15 days of paid vacation per year in addition to all normal public holidays available to all of Employer's employees. Additionally, Employee shall be paid an automobile allowance in the amount of $600 per month during the Term of this Agreement.

               7. Term. The term of this Agreement and the employment of Employee hereunder shall begin as of April 1, 1998 and shall continue until (i) March 31, 2003, (ii) the end of the Extension Option period if exercised by Employer (as defined below) or (iii) the earlier termination of Employee at the election of either Employer for Cause (as defined below) or Employee for other than Good Reason (as defined below).



               Employer shall have a one-time right to extend this agreement for a period of five additional years from April 1, 2003 upon written notice to employee not later than six months prior to the expiration of the term of this Agreement (the "Extension Option"). During the term of the Extension Option, the terms and conditions of this Agreement shall remain in full force and effect.

               In the event of termination of Employee's employment by Employer for Cause (as defined below) or by Employee for any reason other than Good Reason (as defined below) Employee shall have no further rights to payments or benefits under this Agreement. For the purpose of this Agreement, Cause for termination shall exist whenever (i) Employee has been convicted of a felony,
(ii) Employee has engaged in gross misconduct or a dereliction of his duties,
(iii) Employee is otherwise in breach of any of the material provisions of this Agreement, or (iv) Employee is unable to discharge his duties as a result of death or physical or mental disability. Good Reason for termination by Employee shall exist whenever (i) a voluntary or involuntary petition under the Bankruptcy Code has been filed by or against Employer or Employer is otherwise insolvent, or (ii) Employer is in breach of any of the material provisions of this Agreement.

               8. Trade Secrets and Confidential Information. The following provisions further set forth Employee's obligations to safeguard Trade Secrets and Confidential Information of Employer obtained in the course and scope of his employment with Employer, whether or not during the term of this Agreement.

                    8.1. The term "Trade Secret" is defined as the whole or any portion or phrase of any scientific or technical or business information particular to Employer, including, but not limited to, any design, process, procedure, business procedure or system, formula, improvement, or invention that (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and (2) is the subject of Employer's reasonable efforts to maintain its secrecy. In addition to information belonging to Employer, information furnished to Employer by other parties can be a Trade Secret. Employee acknowledges and accepts the obligation to apply the definition of Trade Secrets in this Agreement to information coming to Employee's attention, and to safeguard such information from further disclosure except to perform his duties hereunder.

                    8.2. The term "Confidential Information" is defined as all items, materials and information (whether or not reduced to writing and whether or not patentable or copyrightable) which belong to Employer and which reflect, consist of or refer to:

                    (a) The names of those customers and vendors of Employer
                which are not generally known in the industry;

                    (b) Information compiled, collected or developed by Employer reflecting identities and characteristics of any customers of Employer or customer representatives including product or service preferences or requirements, cost or price information for goods or services offered or sold, credit terms and credit performance, actual or likely order cycles, the nature of supplies delivered or services performed, and research or development plans or activities;

                    (c) Information compiled, collected, or developed by
                Employer reflecting identities and characteristics of any vendors or suppliers of Employer or vendor or supplier representatives, including cost or price information for goods or services offered or purchased, credit terms and credit performance, product quality and reliability, delivery terms, and prior, current or future research or development plans or activities;

                    (d) The prices, discounts, selling techniques and
                distribution methods used by Employer;

                    (e) Personal and private information about any of Employer's employees, employees of any customer or supplier, or any artist or spokesperson;

                    (f) Business plans, strategies, goals or objectives of
                Employer; or

                    (g) Any other confidential or proprietary information
                obtained directly or indirectly while performing Employee's duties on behalf of Employer.

                    8.3. The term "Confidential Information" includes
                information which may also be a Trade Secret, but does not include anything described above which is now generally known by parties other than Employer, its affiliates and employees, or become generally known, through no act or failure to act of Employee.

                    8.4 Employee agrees to hold all such Confidential
                Information in confidence and to not disclose Confidential Information to any person not employed by Employer.

                    8.5. Employee will, immediately upon the termination of this
                Agreement, surrender to Employer any and all business records and materials which may have received from Employer during the term of this Agreement, or which pertain to Employer's business, and all copies thereof, however made or obtained.

                    8.6. Employee acknowledges that the foregoing provisions of this Paragraph 8 are necessary to protect Employer's Trade Secrets and Confidential Information.

               9. Ownership of Programs and Documents. All work product produced by Employee in performing Services for Employer, including without limitation, designs, programs, product lines, program descriptions of any type, reports and business records shall be and shall remain the property of Employer. Employee agrees to execute such documents, including assignment of copyrights, as may be provided from time to time by counsel for Employer in order to perfect Employer's rights in such work product.

               10. Place of Employment. During the term of this Agreement, Employer shall maintain its principal executive offices in the County of Orange, and the Employee's place of employment shall remain in the County of Orange, subject to reasonable business travel. The parties hereto may amend the provisions of this section by mutual agreement.

               11. Withholding Taxes. All payments by Employer to Employee hereunder shall be subject to reduction in the amount of any withholding taxes.

               12. Conflicts of Interest. During the term of this Agreement, Employee will not, directly or indirectly, either for himself or for any other person, partnership, corporation or company participate in any enterprise operating where Employer conducts its business or sells its products or services which involves the business in which Employer is engaged at any time during Employee's employment including, but not limited to, the marketing, sale, distribution, processing or manufacturing of products within the same industries as Employer's products. Employee acknowledges that this covenant is reasonable with respect to its duration, geographical area and scope.

               In performing his obligations for Employer, Employee shall act in the best interest of, and with complete loyalty to, Employer and shall not exercise his duties or responsibilities in his own self-interest, at the expense of the best interest of Employer.

               13. Arbitration and Remedies. Employee understands that he may not agree with the discretionary judgment of Employer's management regarding matters between him and Employer, including without limitation matters relating to his employment or its termination. Subject to the other provisions of this Paragraph on Arbitration and Remedies, Employee agrees to attempt to resolve informally with Employer any dispute that may arise regarding such matters, including his employment or the termination of his employment, in accordance with reasonable Company procedures for informal dispute resolution that may then be applicable to him.





               Any controversy or claim arising out of or relating to this Agreement, or its breach, termination or validity, including without limitation any claim arising from Employee's employment or the termination of such employment, shall be exclusively and finally settled by arbitration before a single arbitrator in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. Claims subject to exclusive final and binding arbitration under this Agreement include, without limitation, claims that otherwise could be tried in court to a jury in the absence of this Agreement. Such claims include, without limitation, statutory claims for employment discrimination based on race, color, national origin, sex, religion, disability, and other statutory claims for employment discrimination; claims for wrongful termination including employment termination in violation of public policy; and claims for personal injury including, without limitation, defamation, fraud, and infliction of emotional distress. Employee acknowledges that by entering into this Agreement he is giving up any right he might otherwise have to a jury trial. The arbitration shall be held in the principal city of the federal judicial district in which Employee resides as of the time of the alleged acts or omissions giving rise to arbitration under this Agreement; provided, that arbitration of claims rising wholly or partially out of Employee's employment termination shall be conducted in the principal city of the federal judicial district in which Employee resides at the time of such employment termination. Employer shall pay the fees and costs of the Arbitrator, however each party shall pay for its or his attorneys' fees and costs including, without limitation, costs of any experts. However, if any party prevails on a statutory claim which entitles the prevailing party to a reasonable attorneys' fee (with or without expert fees) as part of the costs, the Arbitrator may award reasonable fees (with or without expert fees) to the prevailing party in accordance with such statute. Any controversy over whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this paragraph with respect to such arbitration shall be determined by the Arbitrator. The parties agree that this Agreement is to be construed broadly in favor of final and binding arbitration except, and only to the extent, that such remedy is prohibited by applicable federal or state laws.

               Employee acknowledges that he has ongoing contractual obligations contained in this Agreement together with noncontractual fiduciary obligations to Employer which will survive the termination of his employment. Employee agrees that any breach of any of these obligations could not reasonably or adequately be compensated in damages in arbitration or in an action at law and that if Employee breaches any of these obligations Employer shall be entitled to injunctive relief in any court of competent jurisdiction. The parties understand that injunctive relief may include, but shall not be limited to, restraining continuing breaches of such obligations. Any such injunctive proceedings shall be without prejudice to Employer's rights under this Agreement to obtain relief in arbitration with respect to such matters.



               14. General Provisions.

                    14.1. Complete Agreement. This Agreement embodies the
                complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                    14.2. Governing Law. This Agreement shall be governed by,
                construed and enforced in accordance with the internal laws of the State of California.

                    14.3. Waiver of Breach. Any waiver by either party of a
                breach of the terms and conditions of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other term and condition hereof.

                    14.4. Amendment and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Employer and Employee.

                    14.5. Assignment. This Agreement is intended to bind and
                inure to the benefit of and be enforceable by the parties hereto, and their respective successors and assigns, except that any purported assignment by Employee of any of his rights or obligations hereunder shall be void.

                    14.6. Severability. In event that any provision or any part of any provision of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part hereof.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above mentioned.


 /s/ Robert L. West, Jr.
-------------------------------
Robert L. West, Jr.

THE L. L. KNICKERBOCKER CO., INC.


By:   /s/ Louis L. Knickerbocker
   -----------------------------
Title:   Chairman and CEO
      --------------------------